SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On May 14, 2003, we issued a press release announcing the election by our Board of Directors of Ronald B. Woodard to fill a vacancy on the Board. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Woodard is Chairman of the Board of MagnaDrive Corporation (a company that provides new engine power transfer technology applications for industrial equipment) (2002-present) and previously served as its President and Chief Executive Officer (1999-2002). Prior thereto, Mr. Woodard held various positions with The Boeing Company for more than 32 years, including President of Boeing Commercial Airplane Group, Senior Vice President of Boeing, Executive Vice President of Boeing Commercial Airplane Group, and Vice President and General Manager of the Renton Division, Boeing Commercial Airplane Group. Mr. Woodard is also a Director of Coinstar, Inc. Mr. Woodard is 60 years old.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

May 14, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release